ATTN:	The Bank of New York, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-CH2 supplemental interest trust
Pei Yan Huang Fax: 212-815-8093
C.J. De Santis Fax: 203-629-8907
FROM:	Carmine Pilla JPMorgan Chase Bank, N.A.
RE:	Interest Rate Cap Confirmation
YOUR REF: OUR REF:	2000005083407
DATE SENT:
NO OF PAGES:	7 (Including Cover)

URGENT: PLEASE SIGN AND FAX THIS
CONFIRMATION TO (001) 8888033606

Interest Rate Cap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
(“JPMorgan”)

and

The Bank of New York, not in its individual capacity but solely as securities administrator on behalf of the J.P.
Morgan Mortgage Acquisition Trust 2006-CH2 supplemental interest trust
(the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of December 14, 2006, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and The Bank of New York, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-CH2 supplemental interest trust (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Cap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	2000005083407
Notional Amount:	Per attached schedule in Exhibit A
Trade Date:	22 November 2006
Effective Date:	25 December 2006
Termination Date:	25 October 2008 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:
Fixed Rate Payer:	Counterparty
Premium Amount:	USD 3,500.00
Fixed Rate Payer Payment Date:	24 November 2006
Floating Amounts:
Floating Rate Payer:	JPMorgan
Cap Rate:	Per attached schedule in Exhibit A
Floating Rate Payer Period End Dates:	The 25th of each month in each year commencing with 25 January 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention
Floating Rate Payer Payment Amount:	To be determined in accordance with the following formula: Greater of (i) (Floating Rate Option - Cap Rate) * Notional Amount * Floating Rate Day Count Fraction; and (ii) zero.
Floating Rate for initial Calculation Period:	To be determined
Floating Rate Payer Payment Dates:	Two (2) Business days preceding each Floating Rate Payer Period End Date.
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 Month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Business Days:	New York, London
Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.
B. ACCOUNT DETAILS
Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA JPMORGAN CHASE BANK NA BIC: CHASUS33XXX ABA: 021000021 AC No: 099997979 Ref: #2000005083407
Payments to Counterparty in USD:	JPMorgan Chase Bank, NA ABA 021000021 Account No. 507947541 FFC: 10228648.4 Ref. JPMAC 2006-CH2
C. OFFICES
JPMorgan:	NEW YORK
Counterparty:	NEW YORK

D.

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)

Non-Reliance. JPMorgan is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c)

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by The Bank of New York, not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of November 1, 2006 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation 1, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, U.S. Bank National Association, as trustee, Pentalpha Surveillance LLC, as trust oversight manager and the Securities Administrator, JPMorgan Chase Bank National Association as servicer, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall The Bank of New York in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): #2000005083407

JPMorgan Chase Bank, N.A.

/s/Edward R. Robinson Jr.______________________________

Name:

Edward R. Robinson Jr.___________________________

Title:

Associate_______________________________________

Accepted and confirmed as of the date first written:

The Bank of New York, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-CH2 supplemental interest trust

/s/ Pei Huang____________________________________________

Name:

Pei Huang_______________________________________

Title:

Assistant Vice President____________________________

Your reference number:

Exhibit A

start period	end period	Notional	Cap Rate
12/25/06	1/25/2007	64,146,000.00	6.79
01/25/07	2/25/2007	61,655,000.00	6.79
02/25/07	3/25/2007	58,831,000.00	7.52
03/25/07	4/25/2007	55,682,000.00	6.79
04/25/07	5/25/2007	52,218,000.00	7.02
05/25/07	6/25/2007	48,717,000.00	6.79
06/25/07	7/25/2007	45,255,000.00	7.02
07/25/07	8/25/2007	41,858,000.00	6.79
08/25/07	9/25/2007	38,525,000.00	6.79
09/25/07	10/25/2007	35,256,000.00	7.02
10/25/07	11/25/2007	32,049,000.00	6.79
11/25/07	12/25/2007	28,902,000.00	7.02
12/25/07	1/25/2008	25,815,000.00	6.79
01/25/08	2/25/2008	22,786,000.00	6.79
02/25/08	3/25/2008	19,815,000.00	7.26
03/25/08	4/25/2008	16,901,000.00	6.79
04/25/08	5/25/2008	14,041,000.00	7.02
05/25/08	6/25/2008	11,236,000.00	6.79
06/25/08	7/25/2008	8,484,000.00	7.02
07/25/08	8/25/2008	5,785,000.00	6.79
08/25/08	9/25/2008	3,136,000.00	6.79
09/25/08	10/25/2008	538,000.00	7.02

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact

Telephone Number

Client Service Group

(001) 3026344960

Group E-mail address:

Facsimile:

(001) 8888033606

Telex:

Cable:

Please quote the JPMorgan deal number(s): 2000005083407